Exhibit 10.21
MARINA BUILDING
LEASE AGREEMENT
          THIS LEASE is made as of this                      day of October, 2006, by and between Bryan & Mary Lou Chesledon, (hereinafter referred to as “Landlord”) and Innuity, Inc. (hereinafter referred to as “Tenant”).
LEASE SUMMARY
Section 1.01 The Building.

(a) Name:	Marina Building
(b) Address:	851 Coho Way
Bellingham, Washington 98225
(c) Total Rentable Area of Building:	46,112 sq. ft.
Section 1.02 The Premises

(a) Rentable Area In Premises:	Suite 311 (1260 sf) & Suite 202 (1246 sf)
(b) Floor Location:	Second & Third Floor
(c) Suite Number:	311 & 202
Section 2.01 Use of Premises and Tenant’s Trade Name

(a) Tenant’s Trade Name:	Innuity, Inc.
(b) Use of Premises:	General office.
Section 3.01 Lease Term

(a) Thirty-Six (36) Months
(b) Commencement Date: October 1, 2006
(c) Termination Date: September 30, 2009
Section 3.03 Renewal Option.
         Rate and term of renewal to be re-negotiated at time of renewal.
Section 4.01 Basic Rent:

Suite 311: 1260 @ $12.57 psf, Suite 202 @ $12.81 psf (Rent one month no charge for Suite 202.)

Month(s)	Monthly Rent
01	$1319.85	(suite 311 only)
02 – 12	$2649.96
13 – 24	$2729.46	(3% adjustment to lease rate)
25 – 36	$2811.34	(3% adjustment to lease rate)
NNN Charges at time of lease signing, $2.60 psf
Section 5.01 Security Deposit: $1,600.00 September 2003
Section 19.01 Addresses for Notices

Landlord: Bryan & MaryLou Chesledon	Tenant: Innuity, Inc.
c/o Streamline Consulting, LLC	1569 N. Technology Way
405 14th Street	# 1100
Bellingham, WA 98225	Orem, UT 84097
Section 21.13 Broker’s Commission: n/a
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LEASE AGREEMENT
ARTICLE I: PREMISES
Section 1.01 Premises Defined. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises and improvements consisting of the floor area location described in the Lease Summary and shown on the plans attached hereto as Exhibit A (hereinafter referred to as the “Premises”). The Premises are located in the building known as the Marina Building (the “Building”) which is situated in the City of Bellingham, County of Whatcom, State of Washington and located upon the real property described in Exhibit B (the “Property”).
Section 1.02 Alterations. Tenant acknowledges that Exhibit A sets forth the floor plan for the Building and the location of the Premises therein. Landlord may in its sole discretion increase, decrease, or change the number, locations and dimensions of any hallways, lobby areas and other improvements shown on Exhibit A that are not within the Premises. Landlord reserves the right from time to time (a) to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building; (b) to alter or expand the Building; and (c) to alter, relocate or substitute any of the Common Areas, as defined in Section 1.04 below.
Section 1.03 Condition of Premises. The Premises are leased by Landlord and accepted by Tenant in an “as is” condition, subject to any improvements, alterations or modifications to be made pursuant to Article VII below, and the requirement of Landlord to complete the improvements specified therein.
Section 1.04 Common Areas. So long as Tenant occupies the Premises under the terms of this Lease, Tenant, its licensees, invitees, customers and employees shall have the non-exclusive right to use all entrances, lobbies, and other public areas of the Building (the “Common Areas”) in common with Landlord, other Building tenants, and their respective licensees, invitees, customers and employees. The use of the Common Areas shall be subject to the terms and conditions of this Lease.
ARTICLE II: BUSINESS PURPOSE AND USE
Section 2.01 Permitted Uses. Tenant shall use the Premises solely for the purposes and under the trade name specified in the Lease Summary, and for no other business or purpose without the prior written consent of the Landlord.
Section 2.02 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will (a) in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering any part thereof or any of its contents; (b) obstruct or interfere in any way with the rights of other tenants or occupants of the Building or injure or unreasonably annoy any of them; or (c) use or allow the Premises to be used for any improper, unlawful or reasonably objectionable purposes. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor shall Tenant commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not place upon or install in windows or other openings any signs, symbols, drapes, or other material without written approval of Landlord. Tenant shall not place any object or barrier within, or otherwise obstruct, any of the Common Areas.
Section 2.03 Compliance with Laws. Tenant shall at all times comply with all laws, ordinances and any regulations promulgated by any governmental authority having jurisdiction over the Building and/or the Premises.
ARTICLE III: TERM
Section 3.01 Term. The term of this Lease shall commence on October 1, 2006 (such first day of the calendar month shall be referred to as the “Lease Commencement Date”).
     Provided, that if such date falls on a day other than the first day of a calendar month, Tenant’s rent and other obligations pursuant to this Lease for the first month of the Lease Term (as defined below) shall be prorated based upon the number of days from and including such date to the end of such first month.
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     From the Lease Commencement Date, the term of this Lease shall continue for the time period specified in the Lease Summary, the expiration of which shall be the Termination Date of this Lease, unless this Lease is sooner terminated as hereinafter provided. The period between the Lease Commencement Date and the Termination Date shall be referred to as the “Lease Term” or “Term”. The Landlord and Tenant acknowledge that certain obligations under the provisions of this Lease may be binding upon them prior to the Lease Commencement Date, such as, but not limited to, the provisions of Exhibit D, and Landlord and Tenant shall be bound by such provisions prior to the Lease Commencement Date.
Section 3.02 Possession by Tenant.
     (a) Landlord shall deliver to Tenant, and Tenant shall accept from Landlord, possession of the Premises, upon the date of mutual execution of the Lease Agreement by both Landlord and Tenant (the “Possession Date”). On the Possession Date Tenant may take occupancy of the Premises and complete any work to be performed by Tenant.
     (b) If Landlord cannot deliver possession of the Premises on the Possession Date, then this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event the date specified in Section 3.0 1(a) above shall be extended by the number of days after Lease execution that the Landlord delivers possession of the Premises to Tenant.
Section 3.03 Renewal Option. Landlord hereby grants Tenant the right to enter into negotiations for the lease space by giving notice 180 days prior to the expiration of the lease.
ARTICLE IV: RENT
Section 4.01 Basic Rent.
     (a) Payment Of Basic Rent. Tenant shall pay to Landlord as minimum rental for the use and occupancy of the Premises the “Basic Rent” as specified for the first year of the Lease term in the Lease Summary. Basic Rent shall be payable in advance in Monthly Rent Installments of the amount specified in the Lease Summary, on or before the first day of each month of the Lease Term beginning on the Lease Commencement Date. Basic Rent for any partial year shall be prorated based upon the actual number of months left in such partial year. The Monthly Rent Installment for any partial month shall be prorated based upon the actual number of days in that partial month.
     (b) Annual Basic Rent Adjustment. For each year after the first year of the Lease term, the Basic Rent payable under Section 4.01(a) above of this Lease shall be increased by three percent (3%) over the Basic Rent payable in the month immediately preceding the applicable Adjustment Date (as hereafter defined), commencing on the 13th month following the Lease Commencement Date and on each anniversary of such date through the expiration of the Lease term, as may be extended (each such date is referred to herein as an Adjustment Date.
Section 4.02 Common Area Charges.
     (a) Taxes and Insurance.
          (1) In addition to Basic Rent, and commencing on the Rent Commencement Date, Tenant shall pay to Landlord in monthly installments, the Tenant’s Pro Rata Share of all real estate taxes (as defined below) and insurance premiums, including the insurance premiums and taxes with respect to land, building and improvements thereon. Said insurance shall include all insurance premiums for fire, liability, loss of rents insurance, and any other insurance and endorsements which may include an “all risk” endorsement or any other insurance, that Landlord or Landlord’s lender deems necessary. Commencing on the Rent Commencement Date, Tenant shall also pay to Landlord in monthly installments the Tenant’s Pro Rata Share of all leasehold payments paid by Landlord on the Property, including all applicable State of Washington leasehold taxes on said payments.
          (2) The term “real estate taxes” shall include all real estate taxes and assessments, whether special or general and including any road improvement districts, water improvement district, if any, and any other utility installation hookup, tie in or similar charges or assessments that are levied upon and/or assessed against the Premises or the Shopping Center and/or payable during or with respect to the Lease Term.
     (b) Common Area Maintenance.
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          (1) The term “Common Areas” refers to all areas within the exterior boundaries of the Property which are now or hereafter made available for general use, convenience and benefit of Landlord and other persons entitled to occupy space in the Building, which areas shall include but not be limited to parking areas, driveways, sidewalks, landscaped and planted areas, and roofs.
          (2) The Landlord shall keep or cause to be kept the Common Areas in a neat, clean, and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof, but all expenses in connection with the Common Areas shall be charged and prorated in the manner hereinafter set forth. The terms “Common Area maintenance charge” and “expenses in connection with the Common Areas” as used herein shall be construed to include, but not be limited to, all sums expended in connection with the Common Areas for all general maintenance and repairs; relocation of facilities; resurfacing; painting; striping; re-striping; cleaning; snow removal; sweeping and janitorial services; maintenance and repair of sidewalks, curbs and Building signs, landscaping, irrigation or sprinkling systems; planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; all roof repairs and maintenance including but not limited to patching, resurfacing and preventative maintenance and painting or renovation of the exterior portion of all or any part of the improvements constructed on the Property; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems and any other utility systems; all cost or expense incurred by reason of any repairs or modifications to the Building and/or its improvements and/or for repair or installation of equipment for energy or safety purposes; personnel to implement such services; all costs, expenses, taxes and/or surcharges levied or imposed upon or against the Common Areas, parking spaces or areas, the Building and/or Landlord and all payments to or for public transit or car pooling facilities or as otherwise required by any governmental agency having jurisdiction over the Building; all costs incurred by Landlord in connection with complying with applicable federal, state, county, borough or municipal laws, ordinances, rules, regulations, directives, orders and/or requirements now or hereafter in force with respect to the Building and/or its Common Areas; reserves for future maintenance and repair work and reserves for replacement of existing capital improvements in the Common Areas which Tenant hereby authorizes Landlord to use as Landlord deems necessary; personal property taxes on the improvements located on the Common Areas; fees incurred in managing the Building and in the performance, management and supervision of the Common Area maintenance services and obligations, which total management and supervision fees shall not exceed five percent (5%) of the Basic Rent and Common Area Expense, property tax and insurance payments collected from the Building; and public liability and property damage insurance covering the Common Areas in amounts as required by Landlord. Landlord may cause any or all of said services to be provided by an independent contractor or contractors.
          (3) In addition to Basic Rent, and commencing on the Rent Commencement Date, Tenant shall pay to Landlord monthly the Tenant’s Pro Rata Share of the Common Area maintenance charge for each calendar month. The amount of the monthly Common Area maintenance charge shall be equal to the Tenant’s Pro Rata Share of Common Area maintenance charges as defined below, multiplied by the operating cost budget or statement of anticipated monthly Common Area Charges pursuant to Subsection (d) below.
     (c) Definition of Tenant’s Pro Rata Share. For the purposes of this Lease with respect to allocations of each Tenant’s share of taxes, insurance, Common Area maintenance expenses and other Tenant charges, the term “Tenant’s Pro Rata Share” shall be a fraction, the numerator of which is the gross leasable area of the Premises and the denominator of which is the gross leasable floor area of the Building. Provided, however, that if any tenants in said buildings have obtained written approval from Landlord to pay their taxes directly to any taxing authority, or to carry their own insurance, or to maintain part of the Common Area at their own expense, their square footage shall not be deemed a part of the floor area for the purposes of prorating said taxes, or said insurance, or said Common Area maintenance expenses.
     (d) Definition of Common Area Charges. For the purposes of this Lease, the term “Common Area Charges” shall collectively include real estate taxes, insurance, Common Area maintenance charges, and other costs and expenses to be paid pursuant to this Section 4.02. Tenant’s Pro Rata Share of Common Area Charges shall be additional rent and shall be paid at the time and in the manner set forth below.
     (e) Statement of Common Area Charges. Upon commencement of the obligation to pay Common Area Charges, Landlord shall submit to Tenant a statement of the anticipated monthly Common Area Charges and other charges, if any, as determined by Landlord for the period between such commencement and the following January, and Tenant shall pay the same and all subsequent monthly payments concurrently with the payment of Basic Rent or if no Basic Rent is due, such Common Area Charges shall be due and payable on or before the first day of each month, in advance without adjustment or off set. Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof. By March 31st of each year Landlord shall endeavor to give Tenant a statement showing the total Common Area Charges and other
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charges, if any, for the Building actually incurred for the prior calendar year and Tenant’s Pro Rata Share thereof. The first and last such statements during the Lease Term shall be prorated from the commencement of the obligation to pay Common Area Charges and the expiration of the Lease Term as is appropriate. In the event the total of the monthly payments which Tenant has made for the prior calendar year shall be less than the Tenant’s actual Pro Rata Share of such Common Area Charges and other charges, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord and shall concurrently pay the difference in monthly payments which are then calculated as monthly Common Area Charges and other charges next coming due. Even though the Term has expired or has been terminated and Tenant has vacated the Premises, when the final determination is made of Tenant’s Pro Rata Share of said Common Area Charges and other charges for the year in which the Lease expires or terminates, Tenant shall immediately pay any increase due over the estimated Common Area Charges and other charges previously paid and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant; provided, that all or any part of such refund may be applied by Landlord in payment of any delinquent or past due sum, including Basic Rent, Common · Area Charges or any other amounts due from Tenant.
Section 4.03 Prepaid Rent. Upon the execution hereof, Tenant has deposited with the Landlord as prepaid rent the sum shown in Section 1 above. These funds are to be applied to the first months’ Basic Rent and Common Area Charges that come due.
Section 4.04 Rent. The terms “Rent” and “Rental” as used in this Lease shall mean all amounts to be paid hereunder by Tenant and as adjusted by the terms of this Lease. Failure by Tenant to pay any sum of Rent due under this Article IV shall entitle Landlord to pursue any or all remedies specified in this Lease as well as remedies specified in RCW Chapter 59.12 or otherwise allowed by law.
Section 4.05 Place of Payment. All Rent shall be paid to the Landlord on or before the first day of each calendar month at the address to which notices to Landlord are to be given. All Rental payments to be made hereunder, whether Basic Rent, or Additional Rent or otherwise, are to be made without deduction, setoff, prior notice or demand by Landlord.
ARTICLE V: SECURITY DEPOSIT
Section 5.01 Security Deposit. Contemporaneously with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum set forth as the Security Deposit in the Lease Summary as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, the repair of damage to the Premises caused by Tenant and/or cleaning the Premises upon termination of this Lease, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, the repair of such damage to the Premises, the cost of cleaning or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default to the full extent permitted by law. If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep Tenant’s Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within ten (10) days after the expiration of the Lease Term.
ARTICLE VI: TAXES
Section 6.01 Personal Property Taxes. Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments on the furniture, fixtures, equipment and other property of or being used by Tenant at any time situated on or installed in the Premises.
Section 6.02 Business Taxes. Tenant shall pay before delinquency all taxes and assessments or license fees levied, assessed or imposed by law or ordinance, by reason of the use of the Premises for the specific purposes set forth in this Lease.
ARTICLE VII: MAINTENANCE, REPAIRS AND ALTERATIONS
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Section 7.01 Leasehold Improvements. Landlord and Tenant shall, each at its own expense, complete and install in a good and workmanlike manner those items specified as the “Landlord’s Work” and “Tenant’s Work”, respectively, on Exhibit C attached hereto.
Section 7.02 Services to be Furnished by Landlord. Provided Tenant is not in default under any of the provisions of this Lease, and subject to reimbursement pursuant to Section 4.02 above, Landlord shall provide the following services during standard hours of operation of the Building. These standard hours of operation are 7:00 a.m. to 6:00 p.m., Monday through Friday.
     (a) Public utilities shall be caused to furnish the Premises with electricity and water utilized in operating any and all facilities serving the Premises;
     (b) Hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Building and at temperatures and in amounts as are considered by Landlord to be standard, but this service at times during the weekdays at other than standard hours of operation for the Building, on Sundays and holidays shall be furnished only upon request of Tenant, who shall bear the entire costs thereof;
     (c) Routine maintenance, painting and electric lighting service for all Common Areas of the Building;
     (d) Janitorial service Monday through Friday, excluding legal holidays, for all Common Areas of the Building;
     (e) Electrical facilities to provide sufficient power for typewriters, personal computers and other small office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (itself) consumes more than .5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase per square foot. If any electrical equipment installed in the Premises requires air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and corresponding operating costs will be the separate obligation of the Tenant;
     (f) Initial lamps, bulbs, starters and ballasts used within the Premises; and
     In the event Tenant desires any of the aforementioned services in amounts in excess of those deemed by Landlord to be “standard” and in the event Landlord elects to provide these additional services, Tenant shall pay Landlord as Additional Rent hereunder the cost of providing these additional services. Failure by Landlord to any extent to furnish any of the above services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor shall that event be construed as an eviction of Tenant, nor result in an abatement of Rent, nor relieve Tenant from any of Tenant’s obligations hereunder (including, but not limited to, the payment of Rent). Should any of the equipment or machinery utilized in supplying the services listed herein for any cause cease to function properly, Landlord shall use reasonable diligence to repair that equipment or machinery promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for a reduction, abatement or rebate of Rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.
Section 7.03 Tenant’s Maintenance and Repairs. Tenant shall be obligated to maintain and to make all repairs, replacements or additions of any kind whatsoever to all personal property located within the Premises and to all fixtures, furnishings and carpet, including stain removal, located within the Premises. Tenant also shall be responsible for maintaining and replacing all lamps, bulbs, starters and ballasts.
Section 7.04 Tenant’s Alterations. Subject to Landlord’s prior written approval, Tenant may make, at Tenant’s expense, additional improvements or alterations to the Premises which it may deem necessary or desirable. Any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord and shall be performed by a licensed contractor approved by Landlord. If requested by Landlord, Tenant shall post a bond or other security satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. All work performed shall be done in a workmanlike manner and with materials of the quality and appearance as exist throughout the Building. Landlord may require Tenant to remove and restore any improvements or alterations on the termination of this Lease in accordance with Section 13.02 below.
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Section 7.05 Liens. Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. If Tenant disputes the correctness or validity of any claim of lien, Tenant shall, within ten (10) days after written request by Landlord, post or provide security in a form and amount acceptable to Landlord to insure that title to the Property remains free from the lien claimed.
ARTICLE VIII: INSURANCE
Section 8.01 Use; Rate. Tenant shall not do anything in or about the Premises which will in any way tend to increase insurance rates paid by Landlord on policies of liability or casualty insurance maintained with respect to the Building and/or Property. In no event shall Tenant carry on any activities which would invalidate any insurance coverage maintained by Landlord.
Section 8.02 Liability Insurance. Tenant is a self-insured municipal entity that, pursuant to Bellingham Municipal Code 4.16, is self-insured and maintains a substantial liability loss fund for that purpose. Tenant shall maintain this self insurance at the levels maintained upon the execution of the Lease or shall procure liability insurance. If Tenant shall chose not to maintain a self-insurance program during the Lease Term, Tenant, at its sole expense, shall obtain and maintain in full force a policy or policies of comprehensive liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and any portion of the Common Area which is subject to Tenant’s exclusive control and said liability insurance shall be in an amount not less than $1,000,000.00 combined single limit for bodily and personal injury and property damage. If Tenant self insures, Tenant shall defend Landlord against any claim, with counsel reasonably satisfactory to Landlord, at Tenant’s sole cost and expense, and Tenant shall pay any judgment rendered against Landlord on said claim, to the same extent that a third party insurer would defend and insure Landlord under a comprehensive liability insurance policy which is primary and noncontributing and has named Landlord as an additional insured pursuant to the provisions in Section 8.07(b) and (c) below.
Section 8.03 Worker’s Compensation Insurance. Tenant shall at all times maintain Worker’s Compensation Insurance in compliance with Washington law.
Section 8.04 Casualty Insurance. Tenant is self-insured for casualty and property insurance and maintains an insurance policy over and above it’s self-insured level. Tenant shall pay for and shall maintain in full force and effect during the Term of this Lease this insurance system for property and all-risk coverage covering all interior and storefront glass, whether plate or otherwise, stock in trade, trade fixtures, equipment, tenant improvements installed at Tenant’s cost and expense, and other personal property located in the Premises and used by Tenant in connection with its business.
Section 8.05 Compliance With Regulations. Tenant shall, at its own expense, comply with all requirements, including installation of fire extinguishers, or automatic dry chemical extinguishing systems, required by insurance underwriters or any governmental authority having jurisdiction there over, necessary for the maintenance of reasonable fire and extended insurance for the Premises and/or Building.
Section 8.06 Waiver of Subrogation. Any property and all-risk coverage insurance carried by Landlord or Tenant insuring, in whole or in part, the Building and/or the Premises, including improvements, alterations and changes in and to the Premises made by either of them, and Tenant’s trade fixtures therein shall be written in such a manner as to permit the waiver of rights of subrogation prior to loss by either party against the other in connection with loss or damage covered by the policies involved. So long as the policy or policies can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage. Either party shall, upon request by the other party, furnish such other party evidence of its compliance with this Section.
Section 8.07 General Requirements. If Tenant chooses not to maintain a self-insurance program:
     (a) All policies of insurance required to be carried hereunder by Tenant shall be written by companies licensed to do business in Washington and which are rated A:XIII or better in the “Best’s Key Rating Guide.” Tenant shall, when requested by Landlord, furnish Landlord with a certificate evidencing insurance required to be maintained by Tenant pursuant to this Article VIII and shall satisfy Landlord that each such policy is in full force and effect.
     (b) The policy of public liability insurance required to be carried under Section 8.02 above shall be primary and non-contributing with the insurance carried by Landlord.
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     (c) Each policy required under Sections 8.02 and 8.04 shall expressly include, severally and not collectively, as named or additionally named insured thereunder, the Landlord and any person or firm designated by the Landlord and having an insurable interest thereunder, hereinafter called “Additional Insured,” as their respective interests may appear.
     (d) All insurance policies maintained by Tenant shall not be subject to cancellation or reduction in coverage except upon at least thirty (30) days’ prior written notice to Landlord. The policies of insurance or duly executed certificates evidencing them, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with Landlord on the Lease Commencement Date and not less than thirty (30) days prior to the expiration of the term of such coverage.
     (e) If the Tenant fails to procure and maintain insurance as required by this Article VIII, the Landlord may obtain such insurance and keep it in effect, and the Tenant shall pay to Landlord the premium cost thereof, upon demand and as Additional Rent, with interest as provided in Section 21.07 below from the date of payment by the Landlord to the date of repayment by the Tenant.
     (f) The limits of any insurance maintained by Tenant pursuant to this Article VIII shall in no way limit the liability of Tenant under this Lease.
ARTICLE IX: DESTRUCTION AND CONDEMNATION
Section 9.01 Total or Partial Destruction.
     (a) In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord’s insurance, Landlord shall:
          (i) In the event of total destruction, at Landlord’s option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within sixty (60) days after such damage, elect not to so repair, reconstruct or restore the building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. In the event Landlord elects not to restore the building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.
          (ii) In the event of partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Section 9.01 (a)(ii), Landlord shall give written notice to Tenant of its intention within sixty (60) days after such partial destruction. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.
     (b) Upon any termination of this Lease under any of the provisions of this Section 9.01, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.
     (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant’s negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 9.01. Notwithstanding anything to the contrary contained in this Section 9.01, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to
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procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.
     (d) If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.
     (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.
     (f) Notwithstanding anything to the contrary contained in this Section 9.01, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 9.01 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof.
     (g) To the extent inconsistent with the express provisions of this Section 9.01, Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.
Section 9.02 Condemnation. If the whole of the Property or the Premises, or such portion thereof as shall be required for its reasonable use, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of the condemnation, or as of the date possession is taken by the condemning authority, whichever is later. Current Rent shall be apportioned as of the date of the termination. In case of a taking of a part of the Premises or a part of the Property not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rental shall be equitably reduced based upon the proportion by which the Rentable Area of the Premises is reduced. This Rent reduction shall be effective on the date of the partial taking. No award, settlement in lieu of an award, or any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award or settlement in lieu of an award which may be made in the taking or condemnation proceeding, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided that nothing herein shall prevent Tenant from making a separate claim against the condemning authority for the taking of Tenant’s personal property and/or moving costs so long as such claim in no way affects the award to be received by Landlord.
Section 9.03 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for all purposes under this Article IX.
ARTICLE X: INDEMNITY AND WAIVER
Section 10.01 Indemnity.
     (a) Tenant, as a material part of the consideration to be rendered to Landlord, and subject to subsection 10.01 (b) below, hereby agrees to defend, indemnity, and hold Landlord harmless against any and all claims, costs, and liabilities, including reasonable attorneys’ fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of any injury or claim of injury to person or property, of any nature and howsoever caused, arising out of the use, occupation and/or control of the Premises, or from any breach of the terms of this Lease, or any violation of any governmental or insurance requirements by Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees, except and to the extent as may arise out of the willful or negligent acts of Landlord or Landlord’s agents, employees or contractors.
     (b) In the event of concurrent negligence of Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees on the one hand, and that of Landlord, its agents, employees, or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Common Areas, or Building, Tenant’s obligation to indemnify Landlord as set forth in this Section 10.01 shall be limited to
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the extent of Tenant’s negligence, and that of Tenant’s sublessees, assignees, invitees, agents, employees, contractors or licensees, including Tenant’s proportional share of costs, attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage. Tenant agrees that it will not assert its industrial insurance immunity if such assertion would be inconsistent with Landlord’s right to indemnification from Tenant pursuant to this Section 10.01. The parties agree that this provision was mutually negotiated.
Section 10.02 Waiver. All property kept, stored or maintained on the Premises shall be so kept, stored or maintained at the sole risk of Tenant. Except in the case of Landlord’s negligence or willful misconduct, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the Building or by reason of the Premises or any equipment located therein becoming out of repair, or through the acts or omissions of any persons present in the Building (including the Common Areas) or renting or occupying any part of the Building (including the Common Areas), or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure of or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to the Premises or the Common Areas or resulting from any accident in, on, or about the Premises or the Common Areas.
ARTICLE XI: DELAYS
Section 11.01 Delays. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes (referred to elsewhere in this Lease as a “Delaying Cause”): acts of the other party, action of the elements, war, riot, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then that performance shall be excused for the period of the delay but shall in no way affect Tenant’s obligation to pay Rent or the length of the Lease Term.
ARTICLE XII: ASSIGNMENT, SUBLEASE AND SUCCESSION
Section 12.01 Consent Required. Tenant shall neither assign this Lease or any interest herein, nor sublet, license, grant any concession, or otherwise give permission to anyone other than Tenant to use or occupy all or any part of the Premises without the prior written consent of Landlord. Landlord may condition its consent upon an increase in the Basic Rent payable hereunder in an amount equal to any subrental or other consideration received by Tenant as a result of the subletting or assignment which is in excess of the Basic Rent provided for in Section 4.01 above. Landlord shall require a $250 payment to cover its handling charges for each assignment or sublease it is requested to approve.
Section 12.02 General Conditions. In the event of any assignment or sublease approved by Landlord pursuant to Section 12.01 above, Tenant shall remain primarily liable on its covenants hereunder unless released in writing by Landlord. In the event of any assignment or sublease, the assignee or sublessee shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant. Any one assignment or subletting approved by Landlord pursuant to Section 12.01, shall not be deemed to allow any further assignment or subletting without Landlord’s prior written consent.
Section 12.03 Succession. Subject to any limitations on assignment and subletting set forth herein, all the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.
ARTICLE XIII: SURRENDER OF POSSESSION
Section 13.01 Surrender. At the expiration of the Lease created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the Premises to Landlord.
Section 13.02 Condition at Time of Surrender. Furnishings, trade fixtures and equipment installed by Tenant shall be the property of Tenant. Upon termination of this Lease, Tenant shall remove any such property. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises and/or Common Areas resulting from the installation or removal of Tenant’s property, and Tenant shall deliver the Premises to Landlord in clean and good condition, except for reasonable wear and tear.
ARTICLE XIV: HOLDING OVER
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Section 14.01 Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant without the express written consent of Landlord shall not constitute the renewal or extension of this Lease or give Tenant any rights in or to the Premises. In the event of such a holding over by Tenant without the express written consent of Landlord, the monthly Rent payments to be paid by Tenant shall be subject to increase at the sole discretion of Landlord in an amount equal to 150% of the then applicable Rental rate, provided, however, no payment of such increased Rental by Tenant shall be deemed to extend or renew the Term of this Lease, and such Rental payments shall be fixed by Landlord only to establish the amount of liability for payment of Rent on the part of Tenant during such period of holding over. In the event Landlord shall give its express written consent to Tenant to occupy the Premises beyond the expiration of the Term, that occupancy shall be construed to be a month-to-month tenancy upon all the same terms and conditions as set forth herein unless modified by Landlord in such written consent; provided that Rent charged during any period of holding over shall be as stated above.
ARTICLE XV: ENTRY BY LANDLORD
Section 15.01 Entry by Landlord. Landlord reserves, and shall at any and all times have, the right to enter the Premises during business hours to inspect the same, to show the Premises to prospective purchasers. lenders or lessees, to post notices of non-responsibility, to repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed; provided, that the entrance to the Premises shall not be blocked unreasonably thereby and, provided, further that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages, injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s exercise of its rights pursuant to this Section 15.01, except and to the extent any such damage, injury or interference results from the negligence of Landlord. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors to or in the Premises in an emergency, in order to obtain entry to the Premises without liability to Tenant. Any entry to the Premises obtained by Landlord by any of these means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.
Section 15.02 Failure to Surrender. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss and liability resulting from that failure, including, without limiting the generality of the foregoing, any claims made by any succeeding Tenant.
ARTICLE XVI: SUBORDINATION
Section 16.01 Lease Subordinate To Mortgages. This Lease shall automatically be subordinate to any existing mortgages or deeds of trust which affect the Property, the Building and/or the Premises; to any first mortgages or deeds of trust hereafter affecting the Property, the Building and/or the Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof. This provision shall be self-operative and no further instrument of subordination shall be required by any existing or first mortgagee or beneficiary of a deed of trust; provided, that Tenant shall have the continued enjoyment of the Premises tree from any disturbance or interruption by any existing or first mortgagee or beneficiary of a deed of trust, or any purchaser at a foreclosure or private sale of the Property as a result of Landlord’s default under a mortgage or deed of trust, so long as Tenant is not then in default under the terms and conditions of this Lease.
Section 16.02 Lease Subject To Master Lease. This Lease shall automatically be subject in all respects to the terms and conditions of that certain Harbor Land Lease dated August 14, 2001 (herein the “Master Lease”), between the Port of Bellingham, as the lessor, and Marina Building, Landlord’s predecessor, as the lessee. Any and all provisions of this lease (which is in the nature of a sublease under the Master Lease wherein Landlord is the sublessor and Tenant is the sublessee) which are or may be inconsistent with the provisions of the Master Lease shall be of no force and effect as respects the Port of Bellingham.
Section 16.03 Estoppel Certificates. Tenant shall, within fifteen (15) days of presentation, acknowledge and deliver to Landlord (a) any subordination or non-disturbance agreement or other instrument that Landlord may require to carry out the provisions of this Article, and (b) any estoppel certificate requested by Landlord from time to time in the standard form of
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any mortgagee or beneficiary of and deed of trust affecting the Building and Premises certifying, if such be true, that Tenant is in occupancy, that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease as modified is in full force and effect, and stating the modifications and the dates to which the Rent and other charges shall have been paid, and that there are no Rental offsets or claims.
ARTICLE XVII: DEFAULT AND REMEDY
Section 17.01 Events of Tenant’s Default. The occurrence of any one or more of the following events shall constitute a material default in breach of this Lease by Tenant:
     (a) Vacation or abandonment of the Premises;
     (b) Failure by Tenant to make any payment required as and when due, where that failure shall continue for a period of five (5) days;
     (c) Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than making any payment when due, where that failure shall continue for a period of ten (10) days after Landlord gives written notice to Tenant of that failure, or if such failure is not reasonably capable of being cured within such ten (10) day period, Tenant shall not be in default unless Tenant has failed to commence the cure and diligently pursue the cure to completion; and
     (d) Making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the petition is dismissed within thirty (30) days; or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises, or of Tenant’s interest in this Lease.
Section 17.02 Remedies. In the event of any breach or default by Tenant under the terms or provisions of this Lease, Landlord, in addition to any other rights or remedies that it may have, shall have the immediate right of reentry. Should Landlord elect to reenter or take possession of the Premises, it may either terminate this Lease, or from time to time, without terminating this Lease, relet the Premises or any part thereof for the account and in the name of the Tenant or otherwise, for any term or terms and conditions as Landlord in its sole discretion may deem advisable, with the right to complete construction of or make alterations and repairs to the Premises and/or improvements installed by Tenant. Tenant shall pay to Landlord in the event of reletting, as soon as ascertained, the costs and expenses incurred by Landlord in the reletting, completion of construction, or in making any alterations and repairs necessary to relet the Premises. Rentals received by Landlord from any reletting shall be applied: first, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord; second, to the payment of Rent due and unpaid hereunder and to any other payments required to be made by the Tenant hereunder; and the residue, if any, shall be held by Landlord as payment of future Rent or damages in the event of termination as the same may become due and payable hereunder; and the balance, if any, at the end of the Term of this Lease shall be paid to Tenant. Should rental received from time to time from the reletting during any month be a lesser Rental than herein agreed to by Tenant, the Tenant shall pay the deficiency to Landlord. The Tenant shall pay the deficiency each month as the amount thereof is ascertained by the Landlord. Notwithstanding the foregoing, Landlord shall also have the right upon Tenant’s default to terminate this Lease, accelerate all Basic Rent payments due under this Lease for the remaining Term hereof, or if Tenant has been granted an option to extend and that option has been exercised, for the remainder of the option term, and shall be entitled to recover from Tenant the total amount of unpaid Rent together with all past due Rent and any other payment due hereunder, less the amount which is established to be the reasonable rental value of the Premises for the remaining Term, after taking into consideration normal duration of vacancy periods, tenant improvement costs and Landlord’s reasonably anticipated costs of reletting the Premises. Landlord shall use due diligence and take all reasonable efforts to relet the Premises at the Premises’ fair market value.
Section 17.03 Reletting. No reletting of the Premises by Landlord permitted under Section 17.02 shall be construed as an election on Landlord’s part to terminate this Lease unless a notice of Landlord’s intention to terminate is given to Tenant, or unless the termination of the Lease is decreed by a court of competent jurisdiction. In the event of reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for a previous breach, provided it has not been cured. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of that breach.
Section 17.04 Default of Landlord. Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) days after written notice by Tenant, or if such failure is not reasonably capable of being cured
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within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion.
Section 17.05 Non-Waiver. Failure of either party to take action or declare a default as a result of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of that term, covenant, or condition, or of any subsequent breach of any term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord’s knowledge of that preceding breach at the time of acceptance of the Rent.
Section 17.06 Mortgagee Protection. In the event of any uncured default on the part of Landlord, which default would entitle Tenant to terminate this Lease, Tenant shall not terminate this Lease unless Tenant has notified any mortgagee or beneficiary of deed of trust, whose address shall have been furnished to Tenant, at least sixty (60) days in advance of the proposed effective date of the termination. During the sixty (60) day period the mortgagee or beneficiary shall be entitled to commence to cure the default. If the default is not capable of being cured with due diligence within the sixty (60) day period, the Lease shall not be terminated if the mortgagee or beneficiary of a deed of trust shall have commenced to cure the default within the sixty (60) day period and shall pursue the cure with due diligence thereafter. If the default is one which is not capable of cure by the mortgagee or beneficiary of a deed of trust within the sixty (60) day period because the mortgagee or beneficiary of a deed of trust is not in possession of the Building or Property, the sixty (60) day period shall be extended to include the time needed to obtain possession of the Premises by the mortgagee or beneficiary of a deed of trust by power of sale, judicial foreclosure, or other legal action required to recover possession, provided that these avenues are pursued with due diligence.
ARTICLE XVIII: LIMITATION OF LIABILITY
Section 18.01 Limitation of Landlord’s Liability. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
     (a) The sole and exclusive remedy of Tenant shall be against Landlord’s interest in the Building;
     (b) No member or manager of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord);
     (c) No service of process shall be made against any member or manager of Landlord (except as may be necessary to secure jurisdiction over Landlord); and
     (d) These covenants and agreements are enforceable both by Landlord and also by any manager or member of Landlord.
Section 18.02 Applicability. Tenant agrees that each of the covenants and agreements contained in Section 18.01 above shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
ARTICLE XIX: NOTICES
Section 19.01 Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated herein and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mail, certified mail, return receipt requested, and postage prepaid, addressed to the party to be served at the last address given by that party to the other party under the provisions of this section. As of the Lease Commencement Date, the addresses of the Landlord and Tenant are as specified in the Lease Summary.
ARTICLE XX: HAZARDOUS SUBSTANCES
Section 20.01 Presence and Use of Hazardous Substances. Tenant shall not, without Landlord’s prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, transportation, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful
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(collectively referred to as “Hazardous Substances”), and/or are subject to regulation by any federal, state or local law, regulation, statute or ordinance.
Section 20.02 Cleanup Costs, Default and Indemnification. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building, whether or not consented to by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from any and all of the costs, fees, penalties, liabilities and charges incurred by, assessed against or imposed upon Landlord (as well as Landlord’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances.
ARTICLE XXI: MISCELLANEOUS
Section 21.01 Headings. The headings used in this Lease are for convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.
Section 21.02 Amendments. Any amendments or additions to this Lease shall be in writing by the parties hereto, and neither Tenant nor Landlord shall be bound by any verbal or implied agreements.
Section 21.03 Time of the Essence. Time is expressly declared to be of the essence of this Lease.
Section 21.04 Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid.
Section 21.05 Language. The words “Landlord” and “Tenant”, when used herein, shall be applicable to one (1) or more persons, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine, and if there be more than one (1) the obligations hereof shall be joint and several. The word “persons” whenever used shall include individuals, firms, associations and corporations and any other legal entity, as applicable. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning, and shall not be construed strictly for or against Landlord or Tenant.
Section 21.06 Invalidity. If any provision of this Lease shall be deemed to be invalid, void or illegal, it shall in no way affect, impair or invalidate any other provision hereof.
Section 21.07 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, and the exact amount of the costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Therefore, in the event Tenant shall fail to pay any installment of Rent or other sum due hereunder within five (5) days after the due date, Tenant shall pay to Landlord as Additional Rent a late charge equal to ten percent (10%) of each installment. A $20.00 charge will be paid by the Tenant to the Landlord for each returned check. In the event Landlord pays any sum or expense on behalf of Tenant which Tenant is obligated to, pay hereunder, or in the event Landlord expends any other sum or incurs any expense, or Tenant fails to pay any sum due hereunder, Landlord shall be entitled to receive interest upon that sum at the rate of eighteen percent (18%) per annum until paid.
Section 21.08 Relocation. Landlord reserves the right without Tenant’s consent, on thirty (30) days’ written notice to Tenant, to substitute other premises within the Building for the Premises described above; provided that the substituted premises: (a) contain at least the same square footage as the Premises; (b) contain comparable tenant improvements; and (c) are made available to Tenant at the then current Rental rate for such space, in no event to exceed the Rental specified herein. Landlord shall pay all reasonable moving expenses of Tenant incidental to substitution of premises under this section.
Section 21.09 Computation of Time. The word “day” means “calendar day” herein, and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.
Section 21.10 Applicable Law. This Lease shall be interpreted and construed under and pursuant to the laws of the State of Washington.
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Section 21.11 Attorneys’ Fees. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord, and/or eviction of Tenant during the Term of this Lease or after the expiration thereof, the prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees, and other court costs, both at trial and on appeal.
Section 21.12 Termination. Upon the termination of this Lease by expiration of time or otherwise, the rights of Tenant and all persons claiming under Tenant in and to the Premises shall cease.
Section 21.13 Broker’s Commission. n/a
Section 21.14 Signs or Advertising. The Tenant will not inscribe any inscription or post, place, or in any manner display any sign, notice, picture or poster or any advertising matter whatsoever, anywhere in or about the Premises or Building which can be seen from outside the Premises, without first obtaining Landlord’s written consent thereto.
Section 21.15 Transfer of Landlord’s Interest. In the event Landlord transfers its reversionary interest in the Premises or its rights under this Lease, other than a transfer for security purposes only, Landlord shall be relieved of all obligations occurring hereunder after the effective date of such transfer.
Section 21.16 Counterparts. This Agreement may be executed by the parties in counterparts, and each counterpart Agreement shall be deemed to be an original hereof.
Section 21.17 Quiet Enjoyment. Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Lease Term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto.
Section 21.18 Authority. Each party hereto warrants that it has the authority to enter into this Agreement and that the signatories hereto have the authority to bind Landlord and Tenant, respectively.
Section 21.19 Name of Building. In the event Landlord chooses to change the name of the Building, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.
Section 21.20 Rules and Regulations. Tenant agrees to abide by and adhere to any rules and regulations for the Building, and all amendments thereto, which may be promulgated from time to time by Landlord which do not materially change the provisions of this Lease. The rules and regulations currently in effect upon the date of execution of this Lease are set forth as Exhibit D attached hereto.
Section 21.21 Agency Disclosure. At the signing of this Lease, the Leasing Representative(s) identified in the Lease Summary represented the party noted therein. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction (as required by WAC 308-124D-040).
Section 21.22 Lease Summary, Addendum and Exhibits. The Lease Summary, set forth on pages #1 and #2 of the Lease, as well as any Addendum and Exhibits to this Lease are hereby incorporated herein by reference.
Section 21.23 Survival. Those provisions of this Lease which, in order to be given full effect, require performance by either Landlord or Tenant following the termination of this Lease shall survive the Termination Date.
     IN WITNESS WHEREOF, this Lease Agreement is executed on the day and year first written above.
TENANT:
          A Washington Corporation
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By

LANDLORD:

Bryan & Mary Lou Chesledon
TENANT’S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF WHATCOM	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
     On this ___ day of October, 2006, before me personally appeared                     , to me known to be the                      of the                     , the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.
          WITNESS my hand and official seal hereto affixed the day and year first above written.

(Print Name)

Notary Public in and for the State of Washington, residing at

My Commission expires

LANDLORD’S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.
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     On this                      day of October, 2006, before me personally appeared Bryan & Mary Lou Chesledon, to me known to be the persons that executed the within and foregoing instrument and acknowledged the said instrument to be their free and voluntary act and deed.
          WITNESS my hand and official seal hereto affixed the day and year first above written.

(Print Name)

Notary Public in and for the State of Washington, residing at

My Commission expires

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